EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements Nos. 333-100801 and 333-143402 of Franklin Resources, Inc. on Form S-8 of our report dated October 23, 2009, appearing in this Annual Report on Form 11-K of the Franklin Resources, Inc. 1998 Employee Stock Investment Plan for the fiscal year ended July 31, 2009.

/s/ Perry-Smith LLP
Sacramento, California
October 23, 2009

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